Exhibit 3.2

Companies Act 2014

PUBLIC LIMITED COMPANY

CONSTITUTION

OF

GH RESEARCH PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

1	The name of the Company is GH RESEARCH PUBLIC LIMITED COMPANY.

2	The Company is a public limited company registered under Part 17 of the Companies Act 2014 (the Act).

3	The objects for which the Company is established are:

(a)
To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on business in all its branches, companies or locations related to biopharmaceutical research and the development of novel therapies for the management of mental diseases.

(b)
To carry on the businesses of a researcher, developer, manufacturer, distributor, wholesaler, retailer, service provider, investor, trader and any other business which may seem to the Company's board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

(c)	To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company.

(d)	To invest and deal with the property of the Company in such manner as may from time to time be determined by the Company's board of directors and to dispose of or vary such investments and dealings.

(e)
To borrow or raise money or capital in any manner and on such terms and subject to such conditions and for such purposes as the Company's board of directors shall think fit or expedient, whether alone or jointly and/or severally with any other person or company, including, without prejudice to the generality of the foregoing, whether by the issue of debentures or debenture stock (perpetual or otherwise) or otherwise, and to secure, with or without consideration, the payment or repayment of any money borrowed, raised or owing or any debt, obligation or liability of the Company or of any other person or company whatsoever in such manner and on such terms and conditions as the Company's board of directors shall think fit or expedient and, in particular by mortgage, charge, lien, pledge or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company's property, both present and future, and to purchase, redeem or pay off any such securities and also to accept capital contributions from any person or company in any manner and on such terms and conditions and for such purposes as the Company's board of directors shall think fit or expedient.

(f)
To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company's board of directors shall think fit or expedient.

(g)
To guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company's property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company's board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company's holding company or another subsidiary (as defined by the Act) of the Company's holding company or a subsidiary of the Company or otherwise associated with the Company.

(h)
To grant, convey, assign, transfer, exchange or otherwise alienate or dispose of any property of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof or for shares, debentures or securities and whether by way of gift or otherwise as the Company's board of directors shall deem fit or expedient.

(i)	To purchase, take on, lease, exchange, rent, hire or otherwise acquire any property and to acquire and undertake the whole or any part of the business and property of any company or person.

(j)
To engage in currency exchange, interest rate and commodity transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange, interest rate or commodity hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose.

(k)
To apply for, establish, create, purchase or otherwise acquire, sell or otherwise dispose of and hold any patents, trade marks, copyrights, brevets d' invention, registered designs, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information and any invention and to use, exercise, develop or grant licences in respect of or otherwise turn to account or exploit the property, rights or information so held.

(l)
To enter into any arrangements with any governments or authorities, national, local or otherwise and to obtain from any such government or authority any rights, privileges and concessions and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(m)	To establish, form, register, incorporate or promote any company or companies or person, whether inside or outside of Ireland.

(n)
To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(o)
To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(p)	To pay all costs, charges, fees and expenses incurred or sustained in or about the promotion, establishment, formation and registration of the Company.

(q)
To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with any person or company.

(r)	To do all such other things as the Company's board of directors may think incidental or conducive to the attainment of the above objects or any of them.

NOTE: it is hereby declared that in this memorandum of association:

(a)
the word "company", except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and

(b)
the word "person", shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person's personal representatives, successors or permitted assigns; and

(c)
the word "property", shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company's uncalled capital and future calls and all and every other undertaking and asset; and

(d)
a word or expression used in this memorandum of association which is not otherwise defined and which is also used in the Companies Act 2014 shall have the same meaning here, as it has in the Companies Act 2014; and

(e)
any phrase introduced by the terms "including", "include" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases "but not limited to", "without prejudice to the generality of the foregoing" or any similar expression; and

(f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders; and

(g)
it is intended that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.

4	The liability of the members is limited.

5	The share capital of the Company is US$1,000,000,000 divided into 40,000,000,000 Ordinary Shares of US$0.025 each.

6
The shares forming the capital, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company's articles of association for the time being.

GH RESEARCH PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

Part 1 - Interpretation

1.	Interpretation and general

1.1	The "optional provisions" as defined by section 1007(2) of the Companies Act (as defined below) shall apply to the Company save in so far as they are excluded or modified herein.

1.2	In these Articles, unless the context requires otherwise:

1990 Regulations means the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (SI No. 68 of 1996) as may be amended from time to time.

address includes any number or address used for the purposes of communication by way of electronic mail or other Electronic Communication.

Advanced Electronic Signature has the same meaning as under the Electronic Commerce Act, 2000 (as amended or supplemented from time to time).

Approved Nominee means a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis.

Articles means these articles of association as from time to time and for the time being in force.

Associated Company means any company which for the time being is a Subsidiary or a holding company of the Company, is a subsidiary of a holding company of the holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances.

Auditors means the auditors of the Company from time to time.

Board means the board of Directors as constituted from time to time.

Business Day means a day except a Saturday, Sunday or public holiday, on which banks in Ireland and New York are generally open for business.

Chairman means the person occupying the position of Chairman of the Board from time to time.

Chief Executive Officer shall include any equivalent office.

Clear Days means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and excluding the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect.

Companies Act means the Companies Act 2014 and all Acts of the Oireachtas and statutory instruments which are to be read as one with, or construed or read together as one with, the Companies Act, and every statutory modification or re-enactment thereof for the time being in force (or, where the context so admits and requires, any one or more of such Acts and all orders and regulations made thereunder.

Company means the company whose name appears in the heading to these Articles.

Company Secretary means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary.

Date of Adoption means the date of adoption of these Articles.

Directors means the directors of the Company from time to time.

document includes, unless otherwise specified, any document sent or supplied in electronic form.

Electronic Communication has the same meaning as under the Electronic Commerce Act, 2000 (as amended or supplemented from time to time) and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board) and electronic and electronically shall be construed accordingly.

Electronic Signature has the same meaning as under the Electronic Commerce Act, 2000 (as amended or supplemented from time to time).

Equity Securities means the Shares or any securities conferring the right to purchase Shares or securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration), the Shares.

Euro or € shall mean the Euro, the lawful currency of the State.

Exchange Act means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the SEC promulgated thereunder.

Group means the Company and its Subsidiaries from time to time and for the time being.

member means in relation to any Share, the member whose name is entered in the Register as the holder of the Share or, where the context permits, the members whose names are entered in the Register as the joint holders of Shares and shall include a member's personal representatives in consequence of his or her death or bankruptcy.

Memorandum means the memorandum of association of the Company.

Office means the registered office for the time being of the Company.

Ordinary Shareholders means the holders of Ordinary Shares.

Ordinary Shares means the ordinary shares of US$0.025 each in the capital of the Company.

Redeemable Shares means redeemable shares as defined by section 64 of the Companies Act.

Register means the register of members of the Company to be kept as required by the Companies Act.

Regulation means an article of these Articles.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the United States Securities Act of 1933, as amended from time to time and the rules and regulations of the SEC promulgated thereunder.

Shareholders means the Ordinary Shareholders and any other holder of Shares from time to time.

Shares means the Ordinary Shares any other shares in the capital of the Company from time to time.

State means the Republic of Ireland.

Stock Exchange means any securities exchange or other system on which the Shares may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading.

Subsidiary means any subsidiary of the Company, as defined in section 7 of the Companies Act.

1.3	It is hereby declared that in these Articles:

(a)
the word "company", except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity;

(b)
the word "person", shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person's personal representatives, successors or permitted assigns;

(c)
the word "property", shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company's uncalled capital and future calls and all and every other undertaking and asset;

(d)	a word or expression used in these Articles which is not otherwise defined and which is also used in the Companies Act shall have the same meaning here, as it has in the Companies Act;

(e)
any phrase introduced by the terms "including", "include" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases "but not limited to", "without prejudice to the generality of the foregoing" or any similar expression; and

(f)	words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders.

Part 2 – Share Capital and Rights

2.	Authorised share capital

The share capital of the Company is US$1,000,000,000 divided into 40,000,000,000 Ordinary Shares of US$0.025 each.

3.	Rights attaching to Ordinary Shares

3.1	The Ordinary Shares shall entitle the holders thereof to the following rights:

(a)
subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairperson of the meeting to maintain order and security, the right to attend any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

(b)	the right to participate pro rata in all dividends declared by the Company; and

(c)	the right, in the event of the Company's winding up, to participate pro rata in the total assets of the Company.

4.	Redeemable Shares

4.1
Unless the Board determines otherwise, any Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a member) pursuant to which the Company acquires or will acquire a Share, or an interest in Shares, from the relevant person, save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Companies Act. In these circumstances, the acquisition of such Shares by the Company, save where acquired for nil consideration in accordance with the Companies Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Share a Redeemable Share.

4.2
The Company may by special resolution, and subject to the provisions of the Companies Act governing the variation of rights attached to classes of Shares and the amendment of these Articles, convert any of its Shares into Redeemable Shares.

5.	Variation of rights

5.1
Whenever the share capital is divided into different classes of Shares, the rights attaching to a class of Shares may only be varied or abrogated if (a) the holders of 75% in nominal value of the issued Shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation. The quorum at any such separate general meeting, other than an adjourned meeting, shall be one person holding or representing by proxy at least a majority in nominal value of the issued Shares of the class in question and the quorum at an adjourned meeting shall be one person holding or representing by proxy Shares of the class in question or that person’s proxy.

5.2
The rights conferred upon the holders of any class of Shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own Shares or by the creation or issue of further Shares ranking pari passu therewith or subordinate thereto.

6.	Trust not recognised

Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any Share except an absolute right to the entirety thereof in the member. This shall not preclude (i) the Company from requiring the members or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company, or (ii) the Directors, where they consider it appropriate, providing the information given to the members of Shares to the holders of depositary instruments in such Shares.

7.	Allotment and acquisition of Shares

7.1	The following provisions shall apply:

(a)
Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Act) allot, grant options over or otherwise dispose (with or without conferring a right of renunciation) of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no Share shall be issued at a discount to the nominal value thereof (except in accordance with the provisions of the Companies Act) and so that, unless otherwise permitted under the Companies Act, in the case of Shares offered to the public for subscription, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon.

(b)
Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of these Articles, and subject to any requirement to obtain the approval of the members under any laws, regulations or the rules of any Stock Exchange, the Directors may grant from time to time options to subscribe for the unallotted Shares to Directors and other persons in the service or employment of the Company or any Subsidiary or Associated Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.

(c)
The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Companies Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the Date of Adoption. The authority hereby conferred shall expire on the date which is five (5) years after the Date of Adoption unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(d)	The Company may issue permissible letters of allotment (as defined by section 1019 of the Companies Act) to the extent permitted by the Companies Act.

(e)
The Directors are hereby empowered pursuant to sections 1022 and 1023(1) of the Companies Act to allot Equity Securities within the meaning of the said section 1022 for cash pursuant to the authority conferred by Regulation 7.1(c) as if section 1022(1) of the Companies Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require Equity Securities to be allotted after such expiry and the Directors may allot Equity Securities in pursuance of such an offer or agreement as if the power conferred by this Regulation 7.1(e) had not expired.

(f)
Unless otherwise determined by the Directors or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by the Companies Act, any Stock Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any Shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).

(g)
Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Directors. Such certificates may be under seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares in the capital of the Company shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Directors may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

7.2
The Directors (and any committee established under Regulation 58.1 and so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to Regulation 56.1:

(a)	allot, issue, grant options over and otherwise dispose of Shares in the Company; and

(b)	exercise the Company's powers under Regulation 7.1,

on such terms and subject to such conditions as they think fit, subject only to the provisions of the Companies Act and these Articles.

8.	Payment of commission

The Company may exercise the powers of paying commissions conferred or permitted by the Companies Act. Subject to the provisions of the Companies Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other. On any issue of Shares the Company may also pay such brokerage as may be lawful.

9.	Disclosure of interests

9.1	For the purposes of this Regulation:-

(a)
Deemed Voting Concert Party Interest means an agreement or arrangement between two or more persons with respect to, or to the exercise of, voting rights attaching to Shares and which is likely to result in those rights being exercised so as to influence or to control the policy of the Company or the management of its affairs which the Directors have deemed to be a Deemed Voting Concert Party Interest for the purposes of this Regulation 9 and, where the Directors so resolve, each of the persons who is party to such agreement or arrangement shall be deemed (for the purposes of this Regulation 9) to be interested in all the Shares to which the voting rights in question are attached and, in this definition, references to an arrangement include references to an understanding or mutual expectation, whether formal or informal and whether or not legally binding.

(b)	Disclosure Notice means a notice served pursuant to Regulation 9.2 below.

(c)
Interest means an interest (of any size) in the Relevant Share Capital which would be taken into account in deciding whether a notification to the Company would be required under Chapter 4 of Part 17 of the Companies Act) but shall for all purposes include (the Included Interests) (i) rights to subscribe for or convert into, or entitlements to acquire rights to subscribe for or convert into, shares which would on issue or conversion (as the case may be) be comprised in the Relevant Share Capital; (ii) the interests referred to in Section 260 (a), (c) and (h) of the Companies Act) except (in any case) those of a bare or custodian trustee and of a simple trustee and (iii) any Deemed Voting Concert Party Interest; and interested shall be construed accordingly.

(d)	Relevant Share Capital means the relevant share capital of the Company (as that expression is defined in Section 1047(1) of the Companies Act).

(e)	Share means any share comprised in Relevant Share Capital.

9.2
The Directors may by notice in writing require any member, or other person appearing to be interested or to have been interested in Shares, to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or any Interest in Shares as lies within the knowledge of such member or other person (supported if the Directors so require by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing):-

(a)	any information which the Company is entitled to seek pursuant to Section 1062 of the Companies Act.

9.3	The Directors may give any number of Disclosure Notices pursuant to Regulation 9.2 above to the same member or other person in respect of the same Shares.

9.4
The Directors may serve notice pursuant to the terms of this Regulation irrespective of whether or not the person on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice, provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Regulation in respect of a Share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall prejudice or affect in any way any non-compliance not so waived whether by the person concerned or any other person appearing to the Directors to be interested in the Shares or by any person to whom a notice may be given at any time.

9.5	The provisions of Regulations 82 to 89 inclusive shall apply to the service of notices required by this Regulation to be served.

9.6
If at any time the Directors are satisfied that any member, or any other person appearing to be interested in Shares held by such member, has been duly served with a Disclosure Notice and is in default for the prescribed period (as defined in Regulation 9.11(b)) in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a Direction Notice) to such member direct that:

(a)
in respect of the Shares in relation to which the default occurred (the Default Shares) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company;

(b)
where the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of the class concerned, then the Direction Notice may additionally direct that:

(i)
except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the Default Shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member (but the provisions of this Regulation 9.6(b)(i) shall apply only to the extent permitted from time to time by Stock Exchange rules);

(ii)	no other distribution shall be made on the Default Shares;

(iii)	no transfer of any of the Default Shares held by such member shall be registered unless:

(A)
the member is not himself or herself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)	the transfer is an approved transfer (as defined in Regulation 9.11(c)).

The Company shall send to each other person appearing to be interested in the Shares the subject of any Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

9.7
Where any person appearing to be interested in the Default Shares has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by an Approved Nominee, the provisions of this Regulation shall be treated as applying only to such Default Shares held by the Approved Nominee and not (insofar as such person's apparent interest is concerned) to any other shares held by the Approved Nominee.

9.8
Where the member on which a Disclosure Notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the Shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

9.9	Any Direction Notice shall cease to have effect:

(a)	in relation to any Shares which are transferred by such member by means of an approved transfer; or

(b)
when the Directors are satisfied that such member and any other person appearing to be interested in Shares held by such member, has given to the Company the information required by the relevant Disclosure Notice.

9.10	The Directors may at any time give notice cancelling a Direction Notice.

9.11	For the purposes of this Regulation:

(a)
a person shall be treated as appearing to be interested in any Shares if the member holding such Shares has given to the Company a notification under the said section 1062 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the Shares and (after taking into account the said notification and any other relevant disclosure notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;

(b)
the prescribed period is 28 days from the date of service of the said Disclosure Notice unless the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued Shares of that class, when the prescribed period is 14 days from that date;

(c)	a transfer of Shares is an approved transfer if but only if:

(i)
it is a transfer of Shares to an offeror by way or in pursuance of acceptance of an offer made to all the members (or all the members other than the person making the offer and his nominees) of the Shares to acquire those Shares or a specified proportion of them; or

(ii)
the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the Shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such Shares; or

(iii)	the transfer results from a sale made through a Stock Exchange on which the Shares are normally traded.

9.12
Any resolution or determination of, or decision or exercise of any discretion or power by the Directors under or pursuant to the provisions of this Regulation shall be final and conclusive and things done by or on behalf of, or on the authority of, the Directors pursuant to the foregoing provisions of this Regulation shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Regulation.

9.13
The provisions of this Regulation are in addition to, and do not limit, any other right or power of the Company or the Directors, including any right vested in the Company or the Directors by the Companies Act including under section 1066 of the Companies Act or otherwise under Irish law.

10.	Calls on Shares

10.1
The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their Shares (whether on account of the nominal value of the Shares or by way of premium), provided that in the case where the conditions of allotment or issuance of Shares provide for the payment of consideration in respect of such Shares at fixed times, the Directors shall only make calls in accordance with such conditions.

10.2
Each member shall (subject to receiving at least thirty days' notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the Shares) pay to the Company, at the time or times and place so specified, the amount called on the Shares.

10.3	A call may be revoked or postponed, as the Directors may determine.

10.4	A person upon whom a call is made shall remain liable for such call notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

10.5
Subject to the conditions of allotment or issuance of the Shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.

10.6	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of it.

10.7
If the consideration called in respect of a Share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Companies Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

10.8
Any consideration which, by the terms of issue of a Share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the Share or by way of premium) shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.

10.9	The Directors may, on the issue of Shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.

10.10	The Directors may, if they think fit:

(a)	receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any Shares held by him or her; and/or

(b)
pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Companies Act) as may be agreed upon between the Directors and the member paying such consideration in advance.

10.11	The Company may:

(a)	acting by its Directors, make arrangements on the issue of Shares for a difference between the members in the amounts and times of payment of calls on their Shares;

(b)	acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any Shares held by him or her, although no part of that amount has been called up;

(c)	acting by its Directors and subject to the Companies Act, pay a dividend in proportion to the amount paid up on each Share where a larger amount is paid up on some Shares than on others; and

(d)
by special resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.

11.	Lien

11.1
The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all consideration (whether immediately payable or not) called, or payable at a fixed time, in respect of that Share.

11.2	The Directors may at any time declare any Share to be wholly or in part exempt from Regulation 11.1.

11.3	The Company's lien on a Share shall extend to all dividends payable on it.

11.4
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless (i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:

(a)
a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder of the Share for the time being, or the person entitled thereto by reason of his or her death or bankruptcy; and

(b)	a period of 14 days after the date of giving of that notice has expired.

11.5	The following provisions apply in relation to a sale referred to in Regulation 11.4:

(a)	to give effect to any such sale, the Directors may authorise some person to transfer the Shares sold to the purchaser of them;

(b)	the purchaser shall be registered as the holder of the Shares comprised in any such transfer;

(c)
the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale;

(d)	after the name of the purchaser has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively; and

(e)
the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

12.	Liability of the Company to make payment

12.1
Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company (or any Subsidiary) to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any member and whether in consequence of:

(a)	the death of such member;

(b)	the non-payment of any income tax or other tax by such member;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of her estate; or

(d)	any other act or thing;

in every such case:

(a)	the Company shall be fully indemnified by such member or her executor or administrator from all liability;

(b)
the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such member under or in consequence of any such law, together with interest at the rate of fifteen per cent annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(c)
the Company may recover as a debt due from such member or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(d)
the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such member or her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of Shares, nothing in this Regulation 12 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such member as referred to above (and, her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

13.	Forfeiture

13.1
If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

13.2	The notice referred to in Regulation 13.1 shall:

(a)	specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

(b)	state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.

13.3
If the requirements of the notice referred to in Regulation 13.2 are not complied with, any Share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture.

13.4
On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

13.5
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposal thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase moneys, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share and after the name of the transferee has been entered in the Register the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

13.6
A person whose Shares have been forfeited shall cease to be a member of the Company in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of the forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the Shares.

13.7
A statement in writing that the maker of the statement is a Director or the Company Secretary, and that a Share has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share.

13.8	The following provisions apply in relation to a sale or other disposition of a Share referred to in Regulation 13.5:

(a)
the Company may receive the consideration, if any, given for the Share on the sale or other disposition of it and may execute a transfer of the Share in favour of the person to whom the Share is sold or otherwise disposed of (the disponee);

(b)	upon such execution, the disponee shall be registered as the holder of the Share; and

(c)
the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

13.9
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

13.10
The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

14.	Payment by instalments

If by the conditions of allotment of any Share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the holder of the Share.

15.	Conversion of Shares into Stock

15.1	The Company by ordinary resolution may convert any paid up Shares into stock and reconvert any stock into paid up Shares of any denomination.

15.2
The holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the Shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each Share from which the stock arose.

15.3
The holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in Shares, would not have conferred that right, privilege or advantage.

15.4	Such of these Articles as are applicable to paid up Shares shall apply to stock, and the words "Share" and "Shareholder" therein shall include "stock" and "stockholder".

Part 3 – Alteration of Share Capital

16.	Increase of capital

16.1	The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe.

16.2
Subject to the provisions of the Companies Act, the new Shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such Shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

16.3
Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

17.	Variation of capital

17.1	The Company, by ordinary resolution, may:-

(a)	consolidate and divide all or any of its share capital into Shares of larger amount;

(b)
subject to Section 83(1)(b) of the Companies Act, subdivide its Shares, or any of them, into Shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the resolution whereby any Share is sub-divided may determine that, as between the holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares); or

(c)
cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the Shares so cancelled.

18.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of Shares any members would become entitled to fractions of a Share, the Directors may sell, on behalf of those members, the Shares representing the fraction for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

19.	Reduction of capital

Subject to the provisions of the Companies Act, the Company, by special resolution, may reduce its share capital, any capital redemption reserve fund, any undenominated capital and/or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

20.	Purchase of own Shares

20.1	Subject to the provisions of Chapter 6 of Part 3 or Chapter 5 of Part 17 of the Companies Act and the other provisions of this Regulation 20, the Company may:

(a)
pursuant to Section 66(4) of the Companies Act, issue any Shares which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by special resolution) on the recommendation of the Directors;

(b)
redeem Shares on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as Shares of any class or classes or cancel them;

(c)
subject to or in accordance with the provisions of the Companies Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to Section 105 and Chapter 5 of Part 17 of the Companies Act, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) whether in the market, by tender or by private arrangement at such prices and otherwise on such terms and conditions as the Board may from time to time determine and may cancel any shares so purchased or hold them as treasury shares (as defined by Section 109 of the Companies Act) and may reissue any such shares as shares of any class or classes or cancel them; or

(d)
pursuant to Section 83(3) of the Companies Act convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in Section 1071(1)(b) of the Companies Act.

20.2
The Company may give financial assistance for the purpose of an acquisition of its Shares or, where the Company is a subsidiary, its holding company where permitted by sections 82 and 1043 of the Companies Act.

20.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act.

20.4
The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to her the purchase or redemption monies or consideration in respect thereof.

Part 4 – Transfer of Shares

21.	Transfer of Shares

21.1
Subject to the Companies Act and to such of the restrictions contained in these Articles as may be applicable, any member may transfer all or any of his Shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

21.2	The instrument of transfer of a Share shall be signed by or on behalf of the transferor and, if the Share is not fully paid, by or on behalf of the transferee.

21.3
The instrument of transfer of any Share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares and the price per Share, shall, once executed by the transferor or the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Companies Act. The transferor shall be deemed to remain the member holding the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine. All instruments of transfer may be retained by the Company.

21.4
The Company, at its absolute discretion, may, or may procure that a Subsidiary shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares which would otherwise be payable by the transferee is paid by the Company or any Subsidiary on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its Subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to the extent permitted by section 1042 of the Companies Act, claim a first and paramount lien on the Shares on which stamp duty has been paid by the Company or its Subsidiary for the amount of stamp duty paid. The Company's lien shall extend to all dividends paid on those Shares.

21.5
Notwithstanding the provisions of these Articles and subject to the 1990 Regulations, or any regulations made under section 1086 of the Companies Act, title to any Shares may also be evidenced and transferred without a written instrument in accordance with section 239 of the Companies Act 1990 or section 1086 of the Companies Act or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

21.6
The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully-paid Share save and however, that in the case of such a Share which is admitted to listing on any of the Stock Exchanges such restriction shall not operate so as to prevent dealings in such a Share from taking place on an open and proper basis.

21.7
The Directors shall not register any person as a holder of any Share (other than an allottee under an issue of Shares by way of capitalisation of profits or reserves made pursuant to these Articles) unless such person has furnished to the Directors a declaration (in such form as the Directors may from time to time prescribe) signed by him or on his behalf (or, in the case of a corporation, sealed by the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation), together with such evidence as the Directors may require of the authority of any signatory on behalf of such person, stating (i) the name and nationality of any person who has an interest in any such Share and (if such declaration or the Directors so require) the nature and extent of the interest of each such person or (ii) such other information as the Directors may from time to time determine. The Directors shall in any case where they may consider it appropriate require such person to provide such evidence or give such information as to the matters referred to in the declaration as they think fit. The Directors shall decline to register any person as a holder of a Share if such further evidence or information is not provided or given. The Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person if they register any person as the holder of a Share on the basis of a declaration or other evidence or information provided pursuant to this Regulation which declaration, evidence or information appears on its face to be correct.

21.8	The Board may also decline to register any transfer if:

(a)
the instrument of transfer is not duly stamped, if required, and lodged at the Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of more than one class of Share;

(c)	the instrument of transfer is in favour of more than four persons jointly;

(d)	a registration statement under the Securities Act is not in effect with respect to such transfer or such transfer is not exempt from registration;

(e)
it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

(f)	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its Subsidiaries) and the transferor are party or subject.

21.9
The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that she is or may be suffering from mental disorder or is otherwise incapable of managing her affairs or under other legal disability.

21.10
Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under Regulation 21.8, Regulation 27, Regulation 32 and Regulation 34.2.

21.11	If the Board declines to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferee notice of such refusal.

21.12
No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any Share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

21.13
The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

21.14	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any Shares by the allottee in favour of some other person.

22.	Transmission of Shares

22.1
In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any Share which had been held by him (whether jointly or otherwise).

22.2
A person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or insolvency of a member, or otherwise becoming entitled to a Share by operation of any law, directive or regulation (whether of the State, the European Union, or any other jurisdiction) may elect, upon such evidence of title being produced as the Directors may reasonably require at any time and from time to time, and subject as further provided in this Regulation, either to become the holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect and, where the Directors are satisfied with the evidence of title produced to them, they may register such person as the holder of the Share, subject to the other provisions of these Articles and of the Companies Act. If he elects to have another person registered, he shall execute an instrument of transfer of the Share to that person. All of the provisions of these Articles relating to the transfer of Shares shall apply to any notice or instrument of transfer given under this Regulation as if it were an instrument of transfer executed by the member and the event giving rise to the entitlement of the relevant person to the Shares had not occurred.

22.3
The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that member before the event giving rise to the entitlement of the relevant person to the Shares.

22.4
A person becoming entitled to a Share by any of the circumstances set out in Regulation 22.2 shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the Share (notwithstanding that he is not entered on the Register as the holder of the Share), have the rights to which he would be entitled if he were the holder of the Share, except that, before being registered as the holder of the Share, he shall not be entitled in respect of it to receive notices of, or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of Shares, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.

22.5
The Company may charge a fee not exceeding €10.00 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.

22.6
The Directors may determine such procedures as they shall think fit regarding the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.

23.	Closing Register or Fixing Record Date

23.1
For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Companies Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of, or to vote at, a meeting of members, such Register shall, subject to applicable law and Stock Exchange rules, be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

23.2
In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law and Stock Exchange rules, be more than sixty days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law and Stock Exchange rules, be more than sixty days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

23.3
If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

Part 5 – Dividends, Reserves and Capitalisation of Profits and Reserves

24.	Declaration of Dividends

24.1
Subject to the provisions of the Companies Act, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors. Dividends may be declared or paid in any currency.

24.2
The Directors may at their discretion make provision to enable any holder of Ordinary Shares as they shall from time to time determine to receive dividends duly declared in a currency or currencies other than Euro. For the purposes of the circulation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the Directors as they shall consider appropriate ruling at the close of business in Dublin on the date which is the business day last preceding (i) in the case of a dividend to be declared by the Company in general meeting, the date on which the Directors publicly announce their intention to recommend that specific dividend; and (ii) in the case of any other dividend, the date on which the Directors publicly announce their intention to pay that specific dividend.

24.3
Where a holder of Ordinary Shares has elected or agreed pursuant to provision made under these Articles to receive dividends in a currency other than Euro the Directors may at their discretion make such arrangements as they deem necessary to enable payment of the dividend to be made to such holders in such currency for value on the date on which the relevant dividend is paid, or such later date as the Directors may determine.

24.4
Subject to the rights of persons, if any, entitled to Shares with special rights as to dividend (and to the rights of the Company under Regulation 12 and Regulation 27) all dividends shall be declared and paid such that Shares of the same class shall rank equally irrespective of the premium credited as paid up on such Shares.

24.5	If any Share is issued on terms providing that it shall rank for a dividend as from a particular date, such Share shall rank for dividend accordingly.

25.	Interim and fixed dividends

25.1
Subject to the provisions of the Companies Act, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any Shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

25.2	The Directors may from time to time:

(a)
before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or invested in such investments as the Directors may lawfully determine; and

(b)	without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.

25.3	Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.

25.4
Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.

26.	Payment of dividends

26.1
Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, such Share shall rank for dividend accordingly. For the purposes of this Regulation, no amount paid on a Share in advance of calls shall be treated as paid on a Share.

26.2
Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the Shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.

27.	Deductions from dividends

The Directors may deduct from any dividend or other moneys payable to any member in respect of a Share any moneys presently payable by him to the Company in respect of that Share.

28.	Dividends in specie

28.1
A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up Shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution.

28.2	Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:

(a)	issue fractional certificates (subject always to the restriction on the issue of fractional shares) and fix the value for distribution of such specific assets or any part of them;

(b)	determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and

(c)	vest any such specific assets in trustees as may seem expedient to the Directors.

29.	Payment of dividends by post

Any dividend or other moneys payable in respect of any Share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the holder or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share. The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such method.

30.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any Shares shall bear interest against the Company unless otherwise provided by the rights attached to the Shares.

31.	Payment to holders on a particular date

Any resolution declaring a dividend on Shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the holders of such Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such Shares in respect of such dividend. The provisions of this Regulation shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles.

32.	Unclaimed dividends

If the Directors so resolve, any dividend or distribution which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

33.	Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

34.	Capitalisation of profits and reserves

34.1	Any capitalisation provided for in Regulations 34.2 to 34.5 inclusive will not require approval or ratification by the members.

34.2
The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Regulation 34.3) by applying such sum in paying up in full unissued shares of a nominal value or nominal value and premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).

34.3
For the purposes of Regulation 34.2, "relevant sum" means: (a) any sum for the time being standing to the credit of the Company's undenominated capital; (b) any of the Company's profits available for distribution; (c) any sum representing unrealised revaluation reserves; or (d) a merger reserve or any other capital reserve of the Company.

34.4
The Directors may in giving effect to any resolution under Regulation 34.2 make: (a) all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid Shares or debentures, if any, and generally shall do all acts and things required to give effect to the resolution with full power to the Directors to make such provisions as they shall think fit for the case of Shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the Shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further Shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing Shares and any agreement made under such authority shall be binding on all such members.

34.5
Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.

Part 6 – General Meetings

35.	General Meetings — General

35.1
Subject to Regulation 35.2, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

35.2	So long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the year following.

35.3	The annual general meeting shall be held at such time and place as the Directors shall determine.

35.4	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

35.5
The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting shall also be convened by the Directors on the requisition of members, or if the Directors fail to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning members, in each case in accordance with section 178(3) to (7) of the Companies Act.

35.6
If at any time the number of Directors is less than four, any Director or, subject to section 1104 of the Companies Act, any member that satisfies the criteria thereunder, may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

35.7
An annual general meeting or extraordinary general meeting of the Company may be held outside Ireland. The Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland.

35.8
A general meeting of the Company may be held in two or more venues (whether inside or outside of Ireland) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate, and such participation shall be deemed to constitute presence in person at the meeting.

36.	Notice of general meetings

36.1	The only persons entitled to notice of general meetings of the Company are:

(a)	the members;

(b)	the personal representatives of a deceased member, which member would but for his death be entitled to vote;

(c)	the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);

(d)	the Directors and Company Secretary; and

(e)	the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).

36.2
Subject to the provisions of the Companies Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one days' notice. Any other extraordinary general meeting shall also be called by at least twenty-one days' notice, except that it may be called by fourteen days' notice where:

(a)	all members, who hold Shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and

(b)	a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

36.3
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak, ask questions and vote is entitled to appoint a proxy to attend, speak, ask questions and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Stock Exchange. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.

36.4	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

36.5
In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares will be deemed, subject to Regulation 36.8, to have received notice of that meeting and, where required, of the purpose for which it was called.

36.6
Where, by any provision contained in the Companies Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Companies Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Companies Act.

36.7	In determining the correct period of notice for a general meeting, neither the day on which the notice is served nor the day of the meeting for which it is given shall be counted.

36.8
Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

36.9
The Directors may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place therefor and the entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Directors shall, and in the case of any other general meeting the Directors may, when specifying the place of the general meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (the Principal Place) and make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Regulation or who wish to attend at any of such other places provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

37.	Written decision of sole member

At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Companies Act.

38.	Quorum for general meetings

38.1
One member present in person or by proxy and having the right to attend and vote at the meeting and together holding Shares representing more than 25% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting; for the avoidance of doubt, at any time when the Company is a single-member company, one member of the Company present in person or by proxy at a general meeting of it shall be a quorum.

38.2
If within 15 minutes (or such greater time determined by the chairperson) after the time appointed for a general meeting a quorum is not present, then the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine.

39.	Proxies

39.1
Every member entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions relating to items on the agenda subject to section 1107 of the Companies Act and vote on his behalf and may appoint more than one proxy to attend, speak, ask questions and vote at the same general meeting provided that, where a member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to different shares held by that member.

39.2
The appointment of a proxy shall be in writing in any usual form as set out in Section 184 of the Companies Act or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy by electronic means, to an address specified by the Company. The proxy form must make provision for three-way voting (i.e., to allow votes to be cast for or against a resolution or to be withheld) on all resolutions intended to be proposed, other than resolutions which are merely procedural. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Companies Act, if not so delivered the appointment shall not be treated as valid. No appointment of a proxy shall be valid after twelve months have elapsed from the date named in it as the date of its execution.

39.3
Without limiting the foregoing, in relation to any Shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an Electronic Communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a member of a Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that member.

40.	Bodies corporate acting by representatives at meetings

Any body corporate which is a member, or a proxy for a member, of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person(s) so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company or, where more than one such representative is so authorised, all or any of the rights attached to the Shares in respect of which he is so authorised. Where a body corporate appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to different shares held by that body corporate.

41.	Receipt of proxy appointments

41.1	Where the appointment of a proxy and any authority under which it is signed or a copy certified notarially or in some other way approved by the Directors is to be received by the Company:

(a)
in physical form, it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting;

(b)	in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving Electronic Communications:

(i)	in the notice convening the meeting; or

(ii)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an Electronic Communication to appoint a proxy issued by the Company in relation to the meeting;

provided that it is so received by the Company no later than 3 hours, or such other time as may be communicated to the members, before the time for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, at which the person named in the proxy proposes to vote and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date not later than the record date applicable to the meeting which was adjourned or the poll, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is so received by the Company at the commencement of the adjourned meeting or the taking of the poll. The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting. An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not be required to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.

41.2
For the avoidance of doubt, such appointments of proxy made by electronic or intend communications (as permitted by the Directors) would be deemed to be deposited at the place specified for such purpose once received by the Company.

41.3
When two or more valid but differing appointments of a proxy are received in respect of the same Shares for use at the same meeting, the one bearing the later date shall be treated as replacing and revoking the other; if the appointments are undated the last one received shall be treated as valid; and if the Company is unable to determine which was the last received, none shall be treated as valid, and a certificate endorsed by the Company Secretary stating that the appointment is valid or invalid, as the case may be, shall be conclusive for all purposes.

42.	Effect of proxy appointments

42.1	Effect of proxy appointments:

(a)
Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if that member votes at the meeting or at any adjournment thereof, then as regards to the resolution(s) any proxy notice delivered to the Company by or on behalf of that same member shall on a poll, be invalid to the extent that such member votes in respect of the shares to which the proxy notice relates.

(b)
A proxy shall have the right unless the contrary is stated in his appointment to exercise all or any of the rights of his appointer, or (where more than one proxy is appointed) all or any of the rights attached to the Shares in respect of which he has been appointed the proxy to attend, to demand or join in demanding a poll and to speak and vote at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain in his discretion on any resolution put to the vote. An appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

(c)
Subject always to the provisions of the Companies Act, the appointment, and notification of any revocation of appointment of, a proxy, and the giving of voting instructions to a proxy shall be subject to such formal requirements as the Directors from time to time in their absolute discretion may consider necessary in order to ensure the correct identification of a member's appointment, to ensure the correct identification of a proxy acting on foot of such appointment, and to ensure the correct determination of a member's voting instructions.

43.	Effect of revocation of proxy or of authorisation

43.1
A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal, or the revocation of the appointment of a proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or the transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the appointment of a proxy is used or at which the representative acts provided however that where such intimation is given in electronic form, it shall have been received by the Company before the commencement of the meeting or adjourned meeting at which the appointment of a proxy is used or at which the representative acts.

43.2
The Directors may send to the members, at the expense of the Company, by post, electronic mail or otherwise, forms for the appointment of a proxy (subject to the applicable requirements of the Companies Act and with or without reply paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

44.	The business of general meetings

44.1
All business shall be deemed to be special business that is transacted at an extraordinary general meeting or that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Regulation 44.5 which shall be ordinary business.

44.2	At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual general meeting, business must be:

(a)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(b)	otherwise properly brought before the meeting by or at the direction of the Board; or

(c)	otherwise properly brought before the meeting by a member.

44.3
Without prejudice to any procedure which may be permitted under the Companies Act, for business to be properly brought before an annual general meeting by a member, the member must have given timely notice thereof in writing to the Company Secretary. To be timely, a member's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the member to be timely must be so received not earlier than the ninetieth day prior to such annual general meeting and not later than the close of business on the later of (i) the sixtieth day prior to such annual general meeting or (ii) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. For the avoidance of doubt, in no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a member's notice to the Company Secretary pursuant to this Regulation 44.3. Each such notice shall set forth as to each matter the member proposes to bring before the annual general meeting (other than a nomination for election as a director):

(a)	a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting;

(b)	the name and address, as they appear on the Register, of the member proposing such business;

(c)	the class, series and number of Shares which are beneficially owned by the member;

(d)
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its Subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its Subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its Subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof; and

(e)	any material interest of the member in such business.

To be properly brought before an extraordinary general meeting, other than pursuant to Regulation 44.2, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or by the Company Secretary pursuant to the applicable provisions of these Articles or (ii) otherwise properly brought before the meeting by or at the direction of the Board.

44.4
The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Articles, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted.

44.5
Without prejudice to the powers of the Directors to include on the agenda of any annual general meeting of the Company such other matters as they may, in their absolute discretion, think fit, the business of the annual general meeting shall include:

(a)	the consideration of the Company's statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

(b)	the review by the members of the Company's affairs;

(c)	the declaration of a dividend (if any) of an amount not exceeding an amount recommended by the Directors from time to time;

(d)	the election and re-election of Directors in the place of those retiring (whether by rotation or otherwise);

(e)	the authorisation of the Directors to approve the remuneration of the Auditors; and

(f)	the appointment or re-appointment of Auditors.

45.	Proceedings at general meetings

45.1
The Chairman, if any, shall preside as chairperson at every general meeting of the Company, or if there is no such Chairman, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

45.2
If at any meeting no Director is willing to act as chairperson or if no Director is present at the time appointed for holding the meeting, the members present shall choose one of their number to be chairperson of the meeting.

45.3
At each meeting of members, the chairperson of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the members will vote at the meeting and shall determine the order of business and all other matters of procedure.

45.4
The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

(a)	limit attendance at or participation in the meeting to members of record of the Company, their duly authorised proxies or such other persons as the chairperson of the meeting shall determine;

(b)	restrict dissemination of materials and use of audio or visual recording devices at the meeting;

(c)	take steps to maintain order and safety at the meeting;

(d)	establish seating arrangements;

(e)	restrict entry to the meeting after the time fixed for its commencement;

(f)	establish an agenda or order of business;

(g)	adjourn the meeting without a vote of the members, whether or not there is a quorum present;

(h)	limit the time allotted to member questions or comments; and

(i)	make rules governing speeches and debate including time limits and access to microphones.

The chairperson of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

45.5
The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

45.6	No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

45.7
Where a meeting is adjourned, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

45.8
A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the holders of any class of Shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

45.9

(a)
No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(b)
If the chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

45.10

(a)	For business to be properly requested by a member to be brought before a general meeting, the member must comply with the requirements of the Companies Act or:

(i)	be a member at the time of the giving of the notice for such general meeting;

(ii)	be entitled to vote at such meeting; and

(iii)	have given timely and proper notice in writing to the Company Secretary in accordance with Regulation 44.3.

45.11
Except where a greater majority is required by the Companies Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.

46.	Voting

46.1	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

46.2
Save as provided in Regulation 46.3 of these Articles, a poll shall be taken in such manner (including by the use of a ballot, electronic devices, voting papers or tickets) as the chairperson of the meeting directs and he or she may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

46.3
A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairperson of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

46.4
No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken.

46.5
If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy.

47.	Votes of Members

47.1
Subject to the provisions of these Articles and any rights or restrictions for the time being attached to any class or classes of Shares in the capital of the Company, every member of record present in person or by proxy shall have one vote for each share registered in his or her name in the Register.

47.2
Where there are joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the Register.

47.3
A member of unsound mind, a member who has made an enduring power of attorney, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by that court and any such committee, donee of an enduring power of attorney, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote pursuant to this Regulation shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

47.4
No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the general meeting whose decision shall be final and conclusive.

47.5
In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a Record Date) which is not more than 60 days before the date fixed for the meeting.

47.6
A person shall be entered on the Register by the Record Date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.

47.7
Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

47.8
Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.

47.9
Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.

47.10
Where a member requests a full account of a vote before or on the declaration of the result of a vote at a general meeting, then with respect to each resolution proposed at a general meeting the Company shall establish:

(a)	the number of Shares for which votes have been validly cast;

(b)	the proportion of the Company's issued share capital at close of business on the record date before the meeting represented by those votes;

(c)	the total number of votes validly cast; and

(d)	the number of votes cast in favour of and against each resolution and, if counted, the number of abstentions.

47.11
Where no member requests a full account of the voting before or on the declaration of the result of a vote at a general meeting, it shall be sufficient for the Company to establish the voting results only to the extent necessary to ensure that the required majority is reached for each resolution. The Company shall ensure that a voting result established in accordance with this Regulation is published on its internet site or the site of the SEC not later than the end of the fifteenth day after the date of the meeting at which the voting result was obtained.

47.12	Where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.

47.13
Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the holders of any class of Shares, either in person or by proxy, or to exercise any privilege as a member in respect of any Share held by him unless all moneys then payable by him in respect of that Share have been paid.

48.	Class meetings

The provisions of these Articles relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.

Part 7 – Directors

49.	Number of Directors

49.1
The number of Directors shall be fixed from time to time by the Board, provided that in no case shall the number fixed by the Board be less than two nor more than nine unless this is approved by an ordinary resolution passed in accordance with Regulation 49.5.

49.2
The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Companies Act and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

49.3
The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided that the total number of Directors shall not at any time exceed the number as may be provided for in these Articles. A Director who is appointed pursuant to this Regulation shall be required to retire at the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

49.4
The Board, upon recommendations of the nomination and governance committee (or equivalent committee established by the Board), shall propose nominees for election to the office of Director at each annual general meeting.

49.5
The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a Director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the maximum number of Directors to the number that would be in office following such a resolution of appointment.

49.6
The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under section 146 of the Companies Act and, without prejudice to the powers of the Directors under Regulation 49.3, the Company in a general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

50.	Share qualification

A Director shall not require a Share qualification.

51.	Ordinary remuneration of Directors

51.1
The remuneration to be paid to the Directors shall be such remuneration as the Board shall determine from time to time. Such remuneration shall be deemed to accrue from day to day. The Board may from time to time determine that, subject to the requirements of the Companies Act, all or part of any fees or other remuneration payable to any Director shall be provided in the form of Shares or other securities of the Company or any Subsidiary, or options or rights to acquire such Shares or other securities, on such terms as the Board may decide.

51.2
A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the Company's property pursuant to or in conjunction with the exercise or performance of his duties, functions and powers as Director or employee; the terms of any conditions of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director's own benefit or for the benefit of another person.

52.	Special remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or deputy chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine from time to time.

53.	Expenses of Directors

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

54.	Alternate Directors

54.1
Any Director may appoint by writing under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

54.2
An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

54.3
Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

54.4
A Director may revoke at any time the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

54.5
Any appointment or revocation pursuant to this Regulation may be sent to the Company by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

55.	Vacation of office by Directors

55.1	In addition to the circumstances described in sections 146, 148(1) and 196(2) of the Companies Act, the office of Director shall be vacated:

(a)	ipso facto, if that Director:

(i)	resigns his or her office by notice in writing to the Company;

(ii)	he ceases to be a Director by virtue of any provision of the Companies Act or he becomes prohibited by law from being a Director;

(iii)	becomes subject to a declaration of restriction under section 819 of the Companies Act and the Directors, at any time during the currency of the declaration, resolve that his or her office be vacated;

(iv)
resigns his office by spoken declaration at any Board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved;

(v)	is adjudicated insolvent or bankrupt or makes any arrangement or compromise with his creditors generally (in any jurisdiction);

(vi)	is removed from office by notice in writing served upon him signed by not less than 75% of his co-Directors;

(vii)
is removed from office by notice in writing to the Company: where there is a sole member, by the sole member or where there is more than one member, by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being not less than 90% in nominal value of the shares giving that right; and

(b)	by resolution of the Board:

(i)	where that Director can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;

(ii)	where that Director is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offence in any jurisdiction;

(iii)
where that Director is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period and his alternate Director (if any) shall not have attended any such meeting in his place during such period and the Directors pass a resolution that by reason of such absence he has vacated office; or

(iv)	where that Director is in employment of the Company, the Company's holding company or a subsidiary of the Company's holding company, upon the termination of such employment;

and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service. If the relevant Director holds an appointment to an executive office which thereby automatically determines, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

55.2
The Company may, in accordance with Section 146 of the Companies Act, remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Regulation shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

56.	Directors' powers

56.1
Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions by the members given in a general meeting, not being inconsistent with these Articles or with the Companies Act, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Companies Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum or of these Articles and no such direction by the members given in a general meeting shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Regulation shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

56.2
Any reference to a power of the Company required to be exercised by the Company in a general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power's exercise, would be required to be exercised by the Company in a general meeting.

57.	Power to delegate

57.1
Without prejudice to the generality of the last preceding Regulation, the Directors may delegate (with power to sub-delegate) any of their powers to any managing director of the Company or any other Director holding any other executive office or to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors.

57.2
Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such a committee. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

57.3
The acts of the Board or of any committee established by the Board or any delegee of the Board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.

58.	Committees

58.1
The Directors may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

58.2
A committee established under Regulation 58.1 (a committee) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.

58.3
A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Regulation 58.1) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall not have a second or casting vote.

58.4	Where any committee is established by the Directors :

(a)
the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

(b)
the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

59.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

60.	Local management

Without prejudice to the generality of Regulations 57 and 59 the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

61.	Borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money, to indemnify and guarantee and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof subject to Part 3 of the Companies Act and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

62.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

63.	Provision for employees

The Directors may exercise any power conferred by the Companies Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that Subsidiary.

64.	Retirement by Rotation

64.1	At each annual general meeting of the Company each Director shall retire from office.

64.2
A Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

65.	Deemed reappointment

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

66.	Eligibility for appointment as a Director

66.1
No person other than a Director retiring by rotation shall be appointed a Director at any annual general meeting unless he is recommended by the Directors or unless a draft resolution for the appointment of such person (accompanied by the particulars which would be required, if he were to be so appointed, to be included in the Company's register of Directors together with a notice executed by that person of his willingness to be appointed) shall have been proposed by a member or members holding not less than three per cent of the issued share capital of the Company, representing not less than three per cent of the total voting rights of all the members of the Company who have a right to vote at the meeting, received by the Company in hardcopy form or in electronic form at least forty-two days before the meeting to which it relates, and passed at that meeting in compliance with the Companies Act and these Articles.

66.2
In the case of a general meeting other than an annual general meeting, no person other than a Director retiring as aforesaid or a person recommended by the Directors shall be appointed unless not less than fourteen nor more than thirty Clear Days before the date appointed for the meeting, a draft resolution for the appointment of such person (accompanied by the particulars which would be required, if he were to be so appointed, to be included in the Company's register of Directors together with a notice executed by that person of his willingness to be appointed) shall have been proposed by a member or members holding not less than three per cent of the issued share capital of the Company, representing not less than three per cent of the total voting rights of all the members of the Company who have a right to vote at the meeting, received by the Company in hardcopy form or in electronic form, and passed at that meeting in compliance with the Companies Act and these Articles.

66.3	No Director shall be required to retire on account of age.

67.	Executive Offices

67.1
The Directors may appoint one or more of their body to the office of Chief Executive Officer (by whatever name called including managing director) or to any other executive office under the Company (including, where considered appropriate, the office of the Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

67.2
A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or in any combination of the foregoing as the Directors may determine.

67.3
The appointment of any Director to the office of Chairman or Chief Executive Officer shall determine automatically if he ceases to be a Director (other than where he is re-appointed as a Director at an annual general meeting of the Company having retired by rotation in accordance with these Articles) but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

67.4
The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

67.5
The Board may appoint any person whether or not he or she is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office of executive or official position.

67.6
A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange. Nothing in Section 228(1)(e) of the Companies Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by Sections 228(1)(e)(ii) and 228(2) of the Companies Act.

67.7
The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Regulation 67.1 and/or Regulation 67.5, and subject to the provisions of the Companies Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.

67.8
The Directors may (a) revoke any conferral of powers under Regulation 67.7 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word "officer" (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an "officer" of the Company within the meaning of the Companies Act.

68.	Disclosure of interests by Directors

A Director or shadow director of the Company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of Section 231 of the Companies Act, with regard to the disclosure of such interest by declaration.

69.	Directors' interests

69.1	A Director may have regard to the interests of any other companies in the Group to the full extent permitted by the Companies Act.

69.2
The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution: (a) appointing the Directors or any of them as directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the directors or officers of such other company.

69.3
Any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a Director or officer of the other company referred to in Regulation 69.2 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.

69.4
A Director notwithstanding his office but subject to his having disclosed any interest which he is required to disclose whether by these Articles or the Companies Act in accordance with these Articles or the Companies Act as the case may be:-

(a)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any Subsidiary or Associated Company thereof or in which the Company or any Subsidiary or Associated Company thereof is otherwise interested;

(b)
may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any Subsidiary or Associated Company thereof is otherwise interested; and

(c)
shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

69.5
No Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason solely of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract or arrangements at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

69.6
A copy of every declaration made and notice given under this Regulation shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Company Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

69.7	For the purposes of this Regulation:-

(a)
a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons or company is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified with the relevant party; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

70.	Restriction on Directors' voting

70.1
Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly or together with any person or persons connected with him an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

70.2
A Director shall be entitled (unless he has some material interest or duty which conflicts or may conflict with the interests of the Company which is not indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:-

(a)
the giving of any security, guarantee or indemnity to him in respect of money lent by him or by any other person at the request of or for the benefit of the Company or any of its Subsidiaries or obligations incurred by him or any other person on behalf of the Company or any of its Subsidiaries at the request of or for the benefit of the Company or any of its Subsidiaries;

(b)
the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its Subsidiaries for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)
the subscription or purchase of shares, debentures or other securities of the Company or any of its Subsidiaries pursuant to an offer or invitation to members or debenture holders of the Company or any of its Subsidiaries or any class of them, or to the public or any section of the public in which offer or invitation he is or may be entitled to participate as a holder of securities or in which he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(d)
any proposal concerning any other company in which he is interested, directly or indirectly or together with any person or persons connected with him and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested, directly or indirectly in one per cent. or more of the issued shares of any class of such company or of the voting rights available to members of such company (any such interest being deemed for the purposes of this Regulation to be a material interest in all circumstances);

(e)
any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities which does not award the Director any privilege or benefit not generally awarded to the employees to whom such arrangement or scheme relates;

(f)
any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any Subsidiary to acquire Shares or any arrangement for the benefit of employees of the Company or any of its Subsidiaries which does not award the Director any privilege or benefit not generally awarded to the employees to whom such scheme or arrangement relates; or

(g)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of the Directors or for the benefit of persons including the Directors.

70.3
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting thereon), shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

70.4
If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fully and fairly disclosed; provided that, if such question arises in relation to the chairman of the meeting, he shall temporarily vacate the chair.

70.5
For the purposes of this Regulation, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director.

71.	Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a Subsidiary of or an Associated Company or a predecessor in business of the Company, any Subsidiary or of any such Associated Company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or re-join, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

72.	Convening and regulation of Directors' meetings

72.1
Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Company Secretary at the request of a Director shall, call a meeting of the Directors. Such meetings shall take place at such time and place as the Directors may determine.

72.2
Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being a resident of the State, is for the time being absent from the State.

72.3
The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.

72.4
Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or otherwise in electronic form, (whether as an Electronic Communication or otherwise) or by any other means of communication approved by the Directors to him at his last known address or any other address or number (including any address or number used for the purpose of communication by way of electronic mail or other Electronic Communication) given by him to the Company for this purpose.

73.	Quorum for Directors' meetings

73.1
The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. For the purposes of this Regulation an alternate Director shall be counted in a quorum, but so that not less than two individuals shall constitute the quorum.

73.2
Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and to be counted in the quorum until the termination of the meeting provided no other Director objects and provided also that otherwise a quorum of Directors would not be present.

73.3
The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

74.	Voting at Directors' meetings

74.1	Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall not have a second or casting vote.

74.2
Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, or may be provided in electronic form (whether as an Electronic Communication or otherwise) or be sent by any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority or may be otherwise authenticated in such manner as may be prescribed by the Directors. The authority must be delivered to the Company Secretary prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to this paragraph if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this Regulation.

75.	Telecommunication meetings

75.1
Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone, or by video or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting. Any such Director or alternate Director participating by means of conference telephone or other telecommunications equipment shall be counted in assessing whether any quorum is present at such meeting.

75.2	Such a meeting will be deemed to take place:

(b)	where the largest group of those Directors participating in the conference is assembled;

(c)	if there is no such group, where the chairperson of the meeting then is; or

(d)	if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.

76.	Chairman of the board of Directors

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the deputy chairman if any, shall be the chairman of the meeting or if he is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

77.	Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified to be a Director, had continued to be a Director and had been entitled to vote.

78.	Directors' resolutions or other documents in writing

78.1
A resolution or other document in writing signed (or otherwise authenticated in a manner determined by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed (or otherwise authenticated as aforesaid, as the case may be) by one or more Directors and a resolution signed by an alternate Director need not also be signed by his appointer and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity. Such resolution or other document or documents when duly signed (or otherwise authenticated as aforesaid, as the case may be) may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents or may be delivered or transmitted in electronic form, whether as an Electronic Communication or otherwise provided such manner of delivery or transmission has been approved by the Directors.

78.2	Subject to Regulation 78.3, where one or more of the Directors (other than a majority of them) would not, by reason of:

(a)	the Companies Act or any other enactment;

(b)	these Articles; or

(c)	an applicable rule of law or a Stock Exchange,

be permitted to vote on a resolution such as is referred to in Regulation 78.1, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Regulation 78.1, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.

78.3	In a case falling within Regulation 78.2, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.

78.4
For the avoidance of doubt, nothing in Regulations 78.1 to 78.3 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.

79.	Appointment of Company Secretary

79.1
The Company Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Company Secretary so appointed may be removed by them. The Directors may appoint a sole or joint Company Secretary, an assistant Company Secretary and a deputy Company Secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.

79.2
Anything required or authorised by the Companies Act or these Articles to be done by or to the Company Secretary may be done by or to any assistant or acting Company Secretary or, if there is no assistant or acting Company Secretary readily available and capable of acting, by or to any officer or employee of the Company authorised generally or specially in that behalf by the Directors provided that any provision of the Companies Act or these Articles requiring or authorising a thing to be done by or to a Director and the Company Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Company Secretary.

Part 8 - Corporate Capacity and Authority

80.	The common seal

80.1
The Company's seal shall be used only by the authority of its Directors, or by a committee authorised by its Directors or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

80.2	Any instrument to which the Company's seal shall be affixed shall be signed by:

(a)	a Director and be countersigned by the Company Secretary or by a second (if any) Director or by some other person appointed for the purpose by its Directors or by a committee; or

(b)	a person (including a Director) appointed for the purpose by its Directors or a committee of its Directors authorised by its Directors in that behalf.

80.3	Section 43(2) and 43(3) of the Companies Act do not apply.

80.4	The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

81.	Official seal for use abroad

The Company may exercise the powers conferred by Section 44 of the Companies Act with regard to having an official seal for use abroad and such powers shall be vested in the directors.

Part 9 – Notices

82.	Notices in writing

Any notice to be given, served or delivered -pursuant to these Articles shall be in writing or by sending the same by electronic mail or other form of Electronic Communication approved by the Directors to the address of any member notified to the Company by the member for such purpose.

83.	Service of notices and documents

83.1
A notice or document (including a share certificate and a proxy appointment) to be given, served or delivered in pursuance of these Articles or otherwise may be given to, served on or delivered to any member by the Company:

(a)	by handing same to him or his authorised agent;

(b)	by leaving the same at his registered address;

(c)	by sending the same by ordinary post in a pre-paid cover addressed to him at his registered address; or

(d)	by delivering or making the same available in electronic form, whether as an Electronic Communication or otherwise subject to and in accordance with the provisions of these Articles.

83.2
Where a notice or document is given, served or delivered pursuant to Regulation 83.1(a) or 83.1(b), the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

83.3
Where a notice or document is given, served or delivered pursuant to Regulation 83.1(c), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours following posting and in the case of its being posted on a Friday seventy-two hours after despatch or on a Saturday or Sunday forty-eight hours after despatch. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

83.4
Where a notice, document or other information is given, served or delivered in electronic form whether as an Electronic Communication or otherwise pursuant to Regulation 83.1(d), it shall be treated as having been given, served or delivered:

(a)	if given, served or delivered by electronic mail, at the time it was sent; or

(b)
where any such notice or document is given, served or delivered by being made available or displayed on a website, when the recipient received or is deemed to have received notice of the fact that the notice, document or other information was available on the website.

83.5
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member or, in the event of notice given or delivered pursuant to Regulation 83.1(d), if sent to the address notified to the Company by the member for such purpose (or if otherwise delivered or made available in accordance with this Regulation 83), notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

83.6
Where a member has elected to receive notices or other documents in electronic form, whether as an Electronic Communication or otherwise, the Company may notwithstanding such election and without giving advance notice to the member, provide such notices or documents in accordance with any of the methods allowed for in Regulation 83 and such provision shall satisfy the Company's obligations in this regard.

83.7	Without prejudice to the provisions of Regulation 83.1 and 83.2, if at any time by reason of:

(a)	the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notice sent through the post; or

(b)	the occurrence of any event or thing as a consequence of which the Company is unable effectively to convene a general meeting by means of an Electronic Communication;

a general meeting may be convened by a notice advertised on the same day in at least one leading national daily newspaper published in the State (and one national daily newspaper published in the United States of America) and such notice shall be deemed to have been duly served on or delivered to all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post or electronic means, whether as an Electronic Communication or otherwise (as the case may be) to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

83.8
Notwithstanding anything contained in this Regulation the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or area other than the State and, in the case of Regulation 83.7(b), the Company shall not be obliged to carry out any tests or investigations into the causes of or circumstances surrounding the event or thing in question as a consequence of which the Company shall be unable effectively to convene a general meeting by means of an Electronic Communication other than such tests and investigations as may be used from time to time by the Company or its agents in relation to the use or operation of any systems for Electronic Communication.

84.	Notices to members

Any member whose registered address is not within the State and who gives to the Company an address within the State at which notices may be served upon him shall be entitled to have notices served upon him at that address or shall be entitled to receive notices by electronic mail, or other formal Electronic Communication approved by the Directors, to be sent to an address notified to the Company by the member for such purpose but unless he does so shall not be entitled to receive any notice from the Company.

85.	Service on joint holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name stands first in the Register in respect of the Share or, in the case of a notice sent by electronic mail or other form of Electronic Communication approved by the Directors, to the address in respect of the joint holding notified to the Company by the joint holders for such purpose, and notice so given shall be sufficient notice to all the joint holders.

86.	Service on transfer or transmission of Shares

86.1
Every person who becomes entitled to a Share shall before his name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he derives his title provided that the provisions of this Regulation shall not apply to any Disclosure Notice unless, under the provisions these Articles, it is a notice which continues to have effect notwithstanding the registration of a transfer of the Shares to which it relates.

86.2
Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement, a notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address (inclusive of an electronic address), if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

87.	Signature to notices

The signature to any notice to be given by the Company may be written or printed or, in the case of a notice in electronic form the signature may be an Electronic Signature, Advanced Electronic Signature or otherwise as the Directors may approve.

88.	Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the holders of any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

89.	Use of Electronic Communication

89.1
Notwithstanding any other provision of these Articles, whenever any person (including without limitation the Company, a Director, the Company Secretary, any officer of the Company, a member or any other person) is required or permitted by these Articles or otherwise to give or receive information in writing such information may be given or received in electronic form, whether as an Electronic Communication or otherwise in such manner or form and subject to such terms, conditions or restrictions as the Directors may, subject to the Companies Act, determine or approve from time to time in their absolute discretion.

89.2
Subject to the Companies Act, the Company and its Directors, Company Secretary or officers shall not be compelled to receive or to send Electronic Communications or information in electronic form under these Articles or otherwise until such time as the Directors shall have advised (pursuant to any terms and conditions of Electronic Communication or otherwise) the recipient or giver (as the case may be) in writing of the manner, form and restrictions (if any) by which such information may be sent or received.

89.3
Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of Electronic Communications approved by the Directors, including the receipt of the Company's annual report, statutory financial statements and the Directors' and Auditor's reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him or her of its intention to use Electronic Communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of Electronic Communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Regulation 89.3, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if Electronic Communications are permitted to be used under the rules and regulations of any Stock Exchange or under the rules of the SEC.

90.	Service of notices on the Company

In addition to the means of service of documents set out in section 51 of the Companies Act, a notice or other document may be served on the Company by an officer of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.

91.	Sending statutory financial statements to members

91.1
Subject to Regulation 89.3, each of the members hereby agree and consent that copies of the documents referred to in section 338(2) of the Companies Act, are to be treated, for the purposes of section 338 of the Companies Act, as sent to a person where:

(a)
the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her), provided such agreement shall be deemed to have been given, if Electronic Communications are permitted to be used under the rules and regulations of any Stock Exchange or under the rules of the SEC;

(b)	the documents are documents to which that agreement applies; and

(c)	that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of:

(i)	the publication of the documents on a website;

(ii)	the address of that website; and

(iii)
the place on that website where the documents may be accessed, and how they may be accessed. Documents treated in accordance with Regulation 91 as sent to any person are to be treated as sent to him or her not less than 21 days before the date of a meeting if, and only if:

(A)	the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

(B)	the notification given for the purposes of Regulation 91.1(c) is given not less than 21 days before the date of the meeting.

91.2
Any obligation by virtue of section 339(1) or (2) of the Companies Act to furnish a person with a document may, unless these Articles provide otherwise, be complied with by using Electronic Communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.

Part 10 – Accounting Records

92.	Accounts

92.1	The Directors shall, cause the Company to keep accounting recording whether in the form of documents electronic form or otherwise, which are sufficient to:

(a)	correctly record and explain the transactions of the Company;

(b)	enable at any time, the assets, liabilities, the financial position and profit or loss of the Company to be determined with reasonable accuracy;

(c)
enable the Directors to ensure that any financial statements and any Director's report of the Company, required to be prepared under the Companies Act, comply with the requirements of the Companies Act; and

(d)	enable the financial statements of the Company to be audited.

92.2
The accounting records of the Company shall be kept on a continuous and consistent basis that is to say, the entries therein shall be made in a timely manner and be consistent from one year to the next. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Companies Act and explain the Company's transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Companies Act.

92.3
The accounting records of the Company shall not be deemed to be kept if there are not kept such accounting records as comply with the Companies Act and as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

92.4
The accounting records shall be kept at the Office or, subject to the provisions of the Companies Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

92.5
In accordance with the provisions of the Companies Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time statutory financial statements of the Company and such other reports and financial statements as are required by the Companies Act to be prepared and laid before such meeting.

92.6
A copy of every statutory financial statement (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent by post, electronic mail or any other means of Electronic Communications, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Act to receive them; and the required number of copies of these documents shall be forwarded at the same time to the appropriate sections of the Stock Exchanges. For the purposes of this Regulation, sending by Electronic Communications includes the making available or displaying on the Company's website (or a website designated by the Board) or the website of the SEC, and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors' report and the Auditors' report and every copy of any summary financial statements prepared in accordance with section 1119 of the Companies Act, by any such document being made so available or displayed.

92.7	Auditors shall be appointed and removed and their duties regulated in accordance with the Companies Act.

Part 11 – Winding Up

93.	Distribution on winding up

93.1
Subject to the provisions of the Companies Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company.

93.2
Unless the conditions of issue of the Shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.

93.3
If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Regulation shall not affect the rights of the holders of Shares issued upon special terms and conditions.

93.4

(a)
In case of a sale by the liquidator under section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the members, for the allotment to the members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

94.	Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may subject to the Companies Act vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

Part 12 – Miscellaneous

95.	Minutes of meetings

The Directors shall cause minutes to be made and to be entered in books kept for that purpose of the following matters, namely:-

(a)	of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b)
of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)	of all resolutions and proceedings of all general meetings of the Company and of the holders of any class of Shares and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minute without any further proof.

96.	Inspection

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company's trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

97.	Secrecy

Every officer of the Company or other person employed in the business of the Company shall, when required by the Directors before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting the business of the Company and all transactions of the Company with its customers and the state of accounts with individuals, and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required to do so by the Directors or by any general meeting or by a court of law or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions of these Articles.

98.	Destruction of records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)
nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Regulation; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

99.	Untraced Shareholders

99.1	The Company may sell any Shares on behalf of a holder, or person entitled by transmission to, the Shares, if:-

(a)	the Shares have been in issue throughout the qualifying period and at least three cash dividends have become payable on the Shares during the qualifying period;

(b)
no cash dividend payable on the Shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the crediting of any account which the holder has with the Company, whether in the sole name of such holder or jointly with another person or persons, or by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the Shares at any time during the relevant period;

(c)
the Company has not at any time during the relevant period received, so far as the Company at the end of the relevant period is then aware, any communication from the holder of, or person entitled by transmission to, the Shares;

(d)
the Company has caused advertisements giving notice of its intention to sell the Shares to be published in a leading daily newspaper with a national circulation in the State and another in a newspaper circulating in the area of the address shown in the register of the holder of, or person entitled by transmission to, the untraced Shares, and (in either such case) a period of three months has elapsed from the date of publication of the advertisement; and

(e)	the Company has given notice to the relevant departments of the Stock Exchanges of its intention to make the sale.

99.2	For the purposes of this Regulation 99:

the qualifying period means the period of twelve years immediately preceding the date of publication of the relevant advertisements referred to in Regulation 99.1(d) above;

the relevant period means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of Regulation 99.1 above have been satisfied.

99.3
For the purposes of Regulation 99.1(c), a statutory declaration that the declarant is a Director or the Company Secretary and that the Company was not aware at the end of the relevant period of having at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the Shares shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Shares.

99.4
If, after the publication of the advertisement referred to in Regulation 99.1(d) but before the Company has become entitled to sell the Shares pursuant to this Regulation, the requirements of Regulation 99.1(b) or 99.1(c) above cease to be satisfied, the Company may nevertheless sell those Shares after the requirements of Regulation 99.1 above have been satisfied afresh in relation to them.

99.5
If during any relevant period further Shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of Regulation 99.1(b) to (e) above have been satisfied in regard to the further Shares, the Company may also sell the further Shares.

99.6
The manner, timing and terms of any sale of Shares pursuant to this Regulation (including but not limited to the price or prices at which the same is made) shall be such as the Directors determine, based upon advice from such bankers, brokers or other persons as the Directors consider appropriate which are consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of Shares to be disposed of and the requirement that the disposal be made without delay; and the Directors shall not be liable to any person for any of the consequences of reliance on such advice.

99.7
To give effect to any sale of Shares pursuant to this Regulation the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to transfer the Shares in question and may enter the name of the transferee in respect of the transferred Shares in the register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person or such other method of transfer as is employed by this person shall be as effective as if it had been executed or employed by the holder of, or person entitled by transmission to, the Shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

99.8
The Company shall account to the holder or other person entitled to such Shares for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such holder or other person. Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

100.	Register of Shareholders

100.1	The Register shall be kept in the manner prescribed by the Companies Act at the Office or at such other place as may be authorised by the Board from time to time consistent with the Companies Act.

100.2
The Register may be closed at such times and for such periods as the Board may from time to time decide, subject to Section 174 of the Companies Act. Except during such time as it is closed, the Register shall be open to inspection in the manner prescribed by the Companies Act at such times as the Board may from time to time determine.

100.3
Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register, or otherwise recognised by the Company, any indication of any trust or any equitable, beneficial, contingent, future, fractional or partial interest in any Share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provision of these Articles provided that no interest will be entered in the Register unless permitted by the Companies Act.

100.4
If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register at such location or locations within or outside the State as the Board thinks fit. The original Register shall be treated as the register of members for the purposes of these Articles and the Companies Act.

100.5
The Company or any agent(s) appointed by it to maintain the duplicate Register in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Companies Act.

101.	Shareholder Rights Plan

The Board is hereby expressly authorised to adopt any shareholder rights plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

102.	Sale of shares in GH Research Ireland Limited

102.1
Subject to Regulation 102.2 below, no shares held by the Company in GH Research Ireland Limited may be sold unless the consent in writing of 90% of the Shareholders is obtained, such consent to be obtained in a general meeting of the Company.

102.2	The restriction contained in Regulation 102.1 shall only apply to:

(a)	the sale of shares in GH Research Ireland Limited and shall not apply in respect of any divestments;

(b)	the sale of shares in GH Research Ireland Limited which takes place at any time before 1 June 2028; and

(c)	the sale of shares in GH Research Ireland Limited and shall not apply in respect of the sale of shares in other Subsidiary.

Part 13 – Dispute Resolution

103.	Exclusive jurisdiction

103.1
Save in respect of any cause of action arising under the Securities Act or the Exchange Act, the courts of Ireland shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member's capacity as such, or as a purported derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company or the Board or any of the Directors or officers individually (or against any combination of the foregoing persons), arising out of or connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

103.2
Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Part 14 – Officers' and employees indemnity and insurance

104.	Indemnity

104.1	Subject to the provisions of and so far as may be permitted by the Companies Act, each person who is or was:

(a)	a Director;

(b)	an officer of the Company;

(c)	an employee of the Company;

(d)	a trustee, administrator, or policy committee member of a Company that is a corporate trustee of a pension plan established for the benefit of employees of the Company;

(e)	an official of a Company, including if organised or operated in a foreign jurisdiction, while serving in a functionally equivalent position to:

(i)	a duly elected or appointed director, shadow director or a de facto director of a Company;

(ii)	a prospective director as identified in a Company prospectus or similar offering document;

(iii)	an officer, senior manager, in-house general counsel, company secretary, risk manager, controller, chancellor or governor of a Company, or any other natural person who:

(A)	makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the Company; or

(B)	has the capacity to significantly affect the Company’s financial standing;

(iv)	a trustee, administrator, or policy committee member of a Company that is a corporate trustee of a pension plan established for the benefit of employees of the Company; and

(v)	an approved person under the United Kingdom Senior Managers & Certification Regime;

(f)
an individual described in the following sections while serving at the specific direction or request of the Company in a position functionally equivalent to those described in the following sections for an outside entity:

(i)	a duly elected or appointed director, shadow director or a de facto director of a Company;

(ii)	a prospective director as identified in a Company prospectus or similar offering document;

(iii)	an officer, senior manager, in-house general counsel, company secretary, risk manager, controller, chancellor or governor of a Company, or any other natural person who:

(A)	makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the Company; or

(B)	has the capacity to significantly affect the Company’s financial standing;

(iv)	a trustee, administrator, or policy committee member of a Company that is a corporate trustee of a pension plan established for the benefit of employees of the Company; and

(v)	an approved person under the United Kingdom Senior Managers & Certification Regime,

(together the Indemnified Parties),

shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her in their capacity carrying out the roles specified in Regulation 104.1(a) to 104.1(f) and in which judgment is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

104.2
In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Companies Act, each person indicated in Regulation 104.1 against expenses, including attorneys' fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

104.3
As far as permissible under the Companies Act, expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in this Regulation shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Indemnified Party or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that such Indemnified Party or other indemnitee is not entitled to be indemnified by the Company as authorised by these Articles.

104.4
It being the policy of the Company that indemnification of the persons specified in this Regulation shall be made to the fullest extent permitted by law, the indemnification provided by this Regulation shall not be deemed exclusive of: (a) any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) any amendments or replacements of the Companies Act which permit for greater indemnification of the persons specified in this Regulation and any such amendment or replacement of the Companies Act shall hereby be incorporated into these Articles. As used in this Regulation 104.4, references to the "Company" include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Regulation shall continue as to a person who has ceased to be an Indemnified Party and shall inure to the benefit of the heirs, executors, and administrators of such Indemnified Parties or other indemnitees.

104.5
To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Indemnified Party in relation to anything done or alleged to have been done or omitted to be done by him in his capacity in carrying out the roles specified in Regulation 104.1(a) to 104.1(f) (as relevant).

104.6
The Company may additionally indemnify any agent of the Company or any director, officer, employee or agent of any of its Subsidiaries to the fullest extent provided by law, and purchase and maintain insurance for any such person as appropriate.

104.7
No person shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability of a Director:

(a)	for any breach of the Director's duty of loyalty to the Company or its members;

(b)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(c)	for any transaction from which the Director derived an improper personal benefit.

If any applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on any Stock Exchange is amended hereafter to authorise corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the relevant law, as so amended. Any amendment, repeal or modification of this Regulation 104.7 shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.